FORM OF PLACEMENT AGENT AGREEMENT

This PLACEMENT AGENT AGREEMENT dated as of August __, 2010 is by and among Wells Fargo Advisors, LLC, a Delaware limited liability company registered with the Securities and Exchange Commission as a broker-dealer and investment adviser (“Placement Agent”) and ASGI Agility Income Fund (the “Trust”), a statutory trust organized under the laws of the State of Delaware. Each capitalized term that is not otherwise defined in this Agreement has the meaning assigned to it in the Private Placement Memorandum (including any appendices or exhibits thereto, as it may from time to time be amended, the “Memorandum”) of the Trust.

WIT N E SSE T H:

WHEREAS, the Trust has requested the Placement Agent to act as a non-exclusive placement agent for the Trust for the private placement to qualified investors of shares of beneficial interest in the Trust (each, a “Share”); and

WHEREAS, the Placement Agent has indicated its willingness to act as a non-exclusive placement agent for the Trust in the private placement of the Shares without any firm underwriting commitment;

 NOW, THEREFORE, the parties agree as follows:

1.           Appointment as the Placement Agent.

(a)           The Trust hereby appoints the Placement Agent as a placement agent for soliciting subscription agreements (“Subscription Agreements”) for the purchase of Shares by eligible investors and acknowledges that the Placement Agent shall have the right to assist the Trust in the placement of the Shares during the term of this Agreement.

(b)           In soliciting Subscription Agreements for purchase of the Shares in accordance with Section 1 (a) hereof, the Placement Agent shall act only as agent for the Trust and not in a principal capacity. It is understood and agreed that the Placement Agent has no commitment with regard to the placement of the Shares other than best efforts. The Placement Agent shall make reasonable efforts to assist the Trust in obtaining performance by each prospective investor whose Subscription Agreement has been solicited by the Placement Agent and accepted by Alternative Strategies Group, Inc. (“ASGI”) as provided below. In the absence of fraud, gross negligence or willful misconduct by the Placement Agent, the Placement Agent shall have no liability to the Trust in the event any such purchase is not consummated for any reason. The Placement Agent shall not have any obligation to purchase, as principal, Shares under any circumstances.

(c)            The Placement Agent shall forward each Subscription Agreement completed by a prospective investor in the Trust to the Trust’s administrator, The Bank of New York Mellon Corporation, Alternative Investment Services. ASGI, the Trust’s Investment Advisor, as delegate of the Board of Trustees (the “Board”), shall have the right on behalf of the Trust, in its sole and absolute discretion, to accept or reject any proposed purchase of Shares of the Trust, in whole or in part.

(d)           The Trust may instruct the Placement Agent to suspend solicitation of purchases of Shares at any time. Upon receipt of such instructions, the Placement Agent will forthwith suspend solicitations of Shares until such time as the Trust has advised the Placement Agent that solicitation of purchases may be resumed.

(e)           In connection with its solicitation of subscriptions for Shares, the Placement Agent  shall not be entitled to any compensation from the Trust.  Unless otherwise agreed in writing by the Trust, the Placement Agent shall bear all of its own costs and expenses incurred in the performance of its services pursuant to this Agreement, including those related to personnel, office space, travel, entertainment and other services.

(f)           The Placement Agent agrees that it will only be offering and selling Shares to investors in its various wrap fee programs.  Accordingly, the Placement Agent will not receive any compensation related to the sale of Shares under the terms of this Agreement.  The parties hereto agree that in the event that additional classes of Shares are issued by the Trust after the date hereof that may be sold outside of the Placement Agent's wrap fee programs, the Placement Agent may be compensated hereunder for sales of such Shares in amounts to be determined by the parties hereto.

2.           Offers and Sales of the Shares. The offer and sale of the Shares are to be effected pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), provided by Section 4(2) thereof, which exempts transactions by an issuer not involving any public offering. Offers and sales of the Shares will be made in accordance with the general provisions of Rule 506 of Regulation D under the 1933 Act. The Placement Agent and the Trust hereby establish the following procedures in connection with the offer and sale of the Shares:

(a)           Offers and sales of the Shares be made only to purchasers that qualify as “accredited investors” (as defined in Rule 501 of Regulation D under the 1933 Act).

(b)           The Shares will be offered only by approaching prospective investors on an  individual basis. The Shares will not be offered or sold by any means of general solicitation or general advertising, including without limitation, at any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(c)           In acting as placement agent, neither the Placement Agent nor its employees or agents shall make any offer or sale of Shares in a manner that would require the Shares to be registered under the 1933 Act. All activities by the Placement Agent and its employees and agents shall comply with all applicable laws, rules and regulations including, without limitation, all rules and regulations adopted pursuant to the 1933 Act and the Investment Company Act of 1940, as amended (the “1940 Act”).

(d)           Shareholders in the Trust shall be prohibited from transferring the Shares without the Board’s express approval (which approval may be granted or denied in the Board’s sole and absolute discretion) and without compliance with the provisions of the Trust’s Declaration of Trust. The purpose of this prohibition is to ensure that Shares are not resold or otherwise transferred and that no action is taken that might call into question the non-public offering character of the offer and sale of the Shares.

(e)           The Placement Agent will make available to each purchaser or prospective  purchaser of Shares, a copy of the Memorandum, together with any supplements to the Memorandum that may have been prepared, which will describe, among other things, the Trust and the Shares, material agreements of the Trust and risks and special considerations. The Placement Agent will provide each prospective investor in the Trust with a copy of the Memorandum prior to obtaining a Subscription Agreement from such prospective investor. The Placement Agent will not make any written or oral representations to a prospective investor in the Trust regarding the Trust that is inconsistent with the Memorandum and further agrees that all offers and sales of Shares shall be made in conformity with the terms and conditions set forth in the Memorandum.

(f)           ASGI will sequentially number each copy of the Memorandum. ASGI will also maintain records identifying the name and address of each prospective purchaser to whom a copy of the Memorandum was delivered and the sequence number of the Memorandum delivered to such prospective purchaser.

(g)           The Placement Agent shall not prepare any written materials to be submitted to prospective investors in the Trust, or distribute any such written materials prepared by others, without submitting such written materials to the Trust for its prior approval.

(h)           The Placement Agent shall not deliver the Memorandum to any person in any jurisdiction in which such solicitation or delivery would be unlawful.  The Placement Agent represents to the Trust that it has informed itself as to the applicable legal restrictions governing the offer and sale of Shares under the laws of any jurisdiction in which it intends to offer or sell Shares and that, based on the methods of placement contemplated by the Placement Agent, the sale of Shares by the Trust to any person in any such jurisdiction will not be in violation of any applicable laws by reason of the activities of the Placement Agent.  The Placement Agent undertakes to comply with the foregoing representations and covenants in connection with its placement activities during the term of this Agreement.

(i)           The Placement Agent shall not be liable or responsible to the Trust for any losses, damages or liabilities suffered or incurred by the Trust arising from or relating to any resale or transfer of any Shares, except to the extent such resale or transfer violates the Trust’s transfer restrictions and the Placement Agent has acted as agent or principal in connection therewith.

3.           Access to Information.  The Placement Agent shall retain, for a period of at least three years, copies of any documents generated or received by the Placement Agent in the ordinary course of business pertaining to the offering or sale of Shares or as otherwise required by this Agreement.  At the reasonable request of the Trust or its duly authorized representatives, the Placement Agent shall provide copies of such documents at the expense of the Trust or its authorized representatives.

4.           Representations of the Placement Agent. The Placement Agent represents to the Trust that the Placement Agent will at all times during the term of this Agreement maintain its status as an investment adviser as well its status as a broker-dealer registered under the Securities Exchange Act of 1934, as amended, and registered or exempt from registration as such in the states and jurisdictions where the Shares are offered or sold.

5.           Representations and Warranties of the Trust. The Trust, for itself, represents and warrants to the Placement Agent that:

(a)           The Trust has been duly formed and is validly existing and in good standing under  the laws of the jurisdiction in which it was formed, with power and authority to own its properties and conduct its business as described in the Memorandum.

(b)           The Trust shall be solely responsible for the contents of any disclosure documents used in the offering of the Shares, and the Trust represents, warrants and agrees that such document will not, as of the date of any offer or sale of the Shares, contain any untrue statement of a material fact or omit any material fact necessary to assure that the statements made therein are not misleading, in the light of the circumstances under which they are made. The Trust will provide the Placement Agent with any amendment or supplement to the Memorandum and will, at such time, provide a similar warranty as to the truth and completeness of such amendment or supplement.

6.           Limitation of Liabilities: Indemnification.

(a)           The Placement Agent and its directors, officers, members and employees (each, an “Indemnitee”) shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the Placement Agent’s obligations and duties under this Agreement, except a loss resulting from fraud, willful misconduct or gross negligence in the performance of such obligations and duties.

(b)           The Trust as appropriate shall indemnify the Indemnitees against all losses, claims, damages, liabilities, costs, and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation, or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative, or legislative body, in which such Indemnitee may be or may have been involved as a party or otherwise, or with which such Indemnitee may be or may have been threatened, arising out of or based upon (i) any untrue statement of a material fact or omission to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading contained in the Memorandum or any other solicitation material prepared by the Trust and furnished to the Placement Agent or prepared by the Placement Agent and approved in writing by the Trust for use by the Placement Agent; (ii)  any material breach of any of the representations or obligations of the Trust with respect to this Agreement; (iii) the bad faith or gross negligence by the Trust in the performance of its duties under this Agreement; or (iv) Placement Agent’s performance of services pursuant to this Agreement, except to the extent such loss, claim, damage, liability, cost, or expense result from fraud, willful misconduct or gross negligence in the performance of the Placement Agent’s duties and obligations under this Agreement.

(c)           The Placement Agent shall indemnify the Trust against all losses, claims, damages, liabilities, costs, and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation, or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative, or legislative body, in which the Trust may be or may have been involved as a party or otherwise, or with which the Trust may be or may have been threatened, arising out of or based upon (i) any material breach of any of the representations or obligations of the Placement Agent with respect to this Agreement or (ii) the bad faith or gross negligence by the Placement Agent in the performance of its duties under this Agreement.

(d)           The party being indemnified shall not be liable hereunder for any settlement of any action or claim effected without its written consent thereto.

(e)           The foregoing agreements of indemnity shall be in addition to, and shall in no respect limit or restrict, any other remedies which may be available to an indemnified party under this Agreement.

7.           Notices. Unless otherwise indicated, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail (postage prepaid), or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below:

If to the Placement Agent:

Wells Fargo Advisors, LLC One North Jefferson Avenue St. Louis, MO 63103 Attn: Tim Froehlich

If to the Trust:

c/o Alternative Strategies Group, Inc. 401 South Tryon Street Charlotte, NC 28202 Attn: Adam Taback cc: Lloyd Lipsett

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 7 to the other party hereto.

8.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise applicable principles of conflict of laws.

9.           Amendment and Termination: Successors; Counterparts.

(a)           This Agreement shall become effective on the date first set forth above and shall remain in effect until terminated as provided herein.

(b)           This Agreement may be amended only by a written instrument executed by each party.

(c)           This Agreement may be terminated (i) by the Placement Agent, with respect to the Trust, at any time without penalty by giving 30 days’ written notice to the Trust (such notice may be waived by the Trust) or (ii) by the Trust, at any time without penalty upon 30 days’ written notice to the Placement Agent (which notice may be waived by the Placement Agent).

(d)           This Agreement shall be binding upon and inure exclusively to the benefit of the parties hereto and their respective permitted successors and assigns and the indemnified parties referred to in Section 6 hereof. This Agreement may not be assigned by any party hereto absent the prior written consent of the other party.

10.           Captions. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

11.           Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

ASGI AGILITY INCOME FUND

By

Name: Adam I. Taback
Title: President

WELLS FARGO ADVISORS, LLC

By:

Name:
Title: